                                                                  EXHIBIT 6

                    FIRST REVISION TO STOCKHOLDERS' AGREEMENT

         THIS FIRST REVISION TO STOCKHOLDERS' AGREEMENT, dated as of November 13, 1996 (this "Agreement"), is entered into by and among Keycorp Shareholder Services, Inc., a national banking association as successor to Ameritrust Company National Association, as depository (the "Depository"), the Participating Stockholders under the Stockholders' Agreement (as hereinafter defined) and NACCO Industries, Inc., a Delaware corporation (the "Corporation") and further amends that certain Stockholders' Agreement (the "Stockholders' Agreement"), dated as of March 15, 1990, as amended, among the Depository, the Participating Stockholders and the Corporation.

                                     Recital
                                     -------

         The Participating Stockholders desire to amend the Stockholders' Agreement to provide that a corporation or partnership wholly owned by one or more Participating Stockholders has the rights of a Participating Stockholder.

                                   Agreements
                                   ----------

         In consideration for the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein shall have the meanings set forth in the Stockholders' Agreement.

2.        Amendment. The Stockholders' Agreement hereby is amended as follows:

          (a) The first sentence of Section 1.12 of the Stockholders' Agreement is deleted in its entirety and the following sentence is inserted in its place:

                    The term "Participating Stockholder" shall mean any Family Member, Charitable Organization or Participating Stockholder Organization which has executed a counterpart of this Agreement and delivered a copy thereof to all other Participating Stockholders, or any Family Member, Charitable Organization or Participating Stockholder Organization which hereafter executes and delivers an Amendment, and is bound by the terms hereof.

          (b)       A new Section 1.12.1 is inserted immediately following
                    Section 1.12 as follows:

                              1.12.1 The Term "Participating Stockholder
                    Organization" shall mean (a) any corporation all of the outstanding capital stock of which is owned by Participating Stockholders; and (b) any partnership all of the partners of which are Participating Stockholders. Notwithstanding the first sentence of this Section 1.12.1, a corporation or partnership may not be a Participating Stockholder Organization unless its certificate of incorporation, partnership agreement, or other organizational and governance documents provide that only Participating Stockholders may acquire or retain any capital stock, partnership interest or other ownership interest of such entity or of any survivor of a merger or consolidation of such entity.

          (c) Section 2.1 is amended by inserting immediately following the first sentence of Section 2.1 the following:

                    Any Participating Stockholder may at any time sell, assign, give, exchange or otherwise transfer shares of Class B Common Stock or any interest therein to a Participating Stockholder Organization that is a Participating Stockholder or becomes a new Participating Stockholder by, simultaneously with such transfer, signing and delivering an Amendment which has been signed and delivered by the Participating Stockholders (or their attorney-in-fact).

          (d) The third sentence of Section 7.1 is amended by deleting the text "Family Member or Charitable Organization" and inserting in its stead the following: "Family Member, Charitable Organization or Participating Stockholder Organization".

          (e) Subsection 8(a) is amended by deleting the text "Family Member or Charitable Organization" and inserting in its stead the following: "Family Member, Charitable Organization or Participating Stockholder Organization".

          (f) Subsection 11(b) is amended by deleting the text "Family Member or Charitable Organization" and inserting in its stead the following: "Family Member, Charitable Organization or Participating Stockholder Organization".

          (g) The first sentence of Section 11 is amended by inserting immediately following the name "Michael G. Marting" the following text: "Charles A. Bittenbender, Suzanne Schulze Taylor".

          (h) Exhibit A to the Stockholders Agreement is replaced by Exhibit A attached hereto.

3. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

          IN WITNESS WHEREOF, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

             {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES
                               BEGIN ON NEXT PAGE}

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 {SIGNATURE PAGE FOR AMENDMENT TO STOCKHOLDERS' AGREEMENT DATED NOVEMBER __,
 1996}

                                            NACCO INDUSTRIES, INC.

                                            By:  /s/ Frank B. O'Brien
----------------------------------             ----------------------------
Witness

--------------------------------
Witness

                                            And: /s/ Charles A. Bittenbender
----------------------------------              ----------------------------
Witness

--------------------------------
Witness

STATE OF OHIO                               )
                                            )        SS:
COUNTY OF CUYAHOGA                          )

                  Before me, a Notary Public in and for said State and County, personally appeared NACCO Industries, Inc., a Delaware corporation, by Frank B. O'Brien and Charles A. Bittenbender its Senior Vice President-Corporate Development and Chief Financial Officer and Vice President, General Counsel and Secretary, respectively, who acknowledged that they did sign the foregoing instrument on behalf of said corporation by authority of its board of directors, and that the same is the free act and deed of said corporation and their free act and deed as such officers.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Mayfield Heights, Ohio, this _____ day of November, 1996.


                                           ----------------------------------
[Notarial Seal]                            Notary Public

                                                                    EXHIBIT A
                                                                    (revised as
                                                                    of 11/15/96)

                      AMENDMENT TO STOCKHOLDERS' AGREEMENT
                      ------------------------------------

         This AMENDMENT TO STOCKHOLDERS' AGREEMENT, dated as of
________________, 19__ (this "Amendment"), by and among Keycorp Shareholder Services, Inc. (successor by merger to Ameritrust Company National Association), as depository ("Keycorp"), the Participating Stockholders under the Stockholders' Agreement, dated as of March 15, 1990, as amended, NACCO Industries, Inc. and the new Participating Stockholder identified on the signature page hereto (the "New Participating Stockholder").

         This Amendment sets forth the terms and conditions on which the New Participating Stockholder will join in and become a party to the Stockholders' Agreement, dated as of March 15, 1990, as amended (the "Stockholders' Agreement"), by and among each of the signatories identified therein, NACCO Industries, Inc., a Delaware corporation (the "Corporation"), and Keycorp, as Depository. Capitalized terms defined in the Stockholders' Agreement are used herein as so defined.

         Pursuant to Section 8 of the Stockholders' Agreement, prior to the acquisition of Class B Common Stock by a Permitted Transferee, the Stockholders' Agreement may be amended to add a Permitted Transferee as a Participating Stockholder by a writing signed by the Signatories, the Corporation and such Permitted Transferee.

         In consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto agree as follows:

                  1. REPRESENTATIONS AND WARRANTIES. The New Participating Stockholder, for such New Participating Stockholder only and not for any other Participating Stockholder,

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represents and warrants to the other Participating Stockholders and the
Corporation as follows:

                           (a) Such New Participating Stockholder is the
                  beneficial owner of, or simultaneously with the execution hereof will acquire and be deemed to be the beneficial owner of, the shares of Class B Common Stock identified below such New Participating Stockholder's name on the signature pages hereto (except as otherwise described thereon), and except as otherwise described thereon such New Participating Stockholder does not own of record or beneficially or have any interest in any other shares of Class B Common Stock or any options to purchase or rights to subscribe or otherwise acquire any other shares of Class B Common Stock other than pursuant to the Stockholders' Agreement;

                           (b) Such New Participating Stockholder has the right,
                  power and authority to execute and deliver this Amendment and to perform such New Participating Stockholder's obligations hereunder and under the Stockholders' Agreement; if this Amendment is being executed by a trustee on behalf of a trust, such trustee has full right, power and authority to enter into this Amendment on behalf of the trust and to bind the trust and its beneficiaries to the terms hereof; if this Amendment is being executed on behalf of a Participating Stockholder Organization, the person executing this Amendment is a duly authorized representative of such Participating Stockholder Organization with full right, power and authority to execute and deliver this Amendment on behalf of such Participating Stockholder Organization and to bind such Participating Stockholder Organization to the terms hereof; the execution, delivery and performance of this Amendment by such New Participating Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which such New Participating Stockholder is a party or by which such New Participating Stockholder is bound or require the consent of any other person or any party pursuant thereto; (ii) any organizational, charter or other governance documents (including, without limitation, any partnership agreement, certificate of incorporation, or bylaws) of the New Participating Stockholder, (iii) any judgment, decree or order applicable to such New Participating Stockholder; or
                    (iv) any law, rule or regulation of any governmental body;

                              (c) This Amendment and the Stockholders' Agreement
                    constitute legal, valid and binding agreements on the part of such New Participating Stockholder; the shares of Class B Common Stock owned beneficially by such New Participating Stockholder are fully paid and nonassessable; and

                              (d) The shares of Class B Common Stock owned
                    beneficially by such New Participating Stockholder are now held by such New Participating Stockholder, free and clear of all adverse claims, liens, encumbrances and security interests (except as created by the Stockholders' Agreement and any Amendments thereto, including this Amendment, and the Restated Certificate).

                    2. ADDRESS FOR NOTICES. The address for all notices to the New Participating Stockholder provided pursuant to the Stockholders' Agreement shall be the address set forth below such New Participating Stockholder's name on the signature pages hereto, or to such other address as such New Participating Stockholder may specify to the Depository.

                   3. AGREEMENT TO BE BOUND BY STOCKHOLDERS' AGREEMENT. The New Participating Stockholder agrees to be bound by all of the terms and provisions of the Stockholders' Agreement applicable to Participating Stockholders.

                   4. BENEFICIARIES. The New Participating Stockholder acknowledges that the Corporation and each Participating Stockholder is a beneficiary of this Amendment.

                   5. AMENDMENT OF STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement is hereby amended to add the New Participating Stockholder as a Participating Stockholder.

                   6. SIGNATURE OF AMENDMENT BY TRUSTS, MINORS AND INCOMPETENTS.

                             (a) In order for a trust exclusively (as defined in
                  Section 1.9 of the Stockholders' Agreement) for the benefit of a Family Member or Members to be considered a Participating
                  Stockholder:

                                    (i) the trustee and all adult beneficiaries
                           of such trusts having a current trust interest (as well as all Charitable Organization beneficiaries having a current trust interest) shall have previously signed the Stockholders' Agreement or shall sign this Amendment as a Participating Stockholder;

                                    (ii) the trustee and a parent or legal
                           guardian, for trusts with minor beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such minor beneficiaries; or

                                        (iii) the trustee and legal guardian, if
                              any, for trusts with incompetent beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such incompetent beneficiaries.

                              (b) If, at any time, any trust shall have an adult
                    beneficiary (and such beneficiary is not incompetent) having a current trust interest or an ascertainable Charitable Organization beneficiary having a current trust interest and if such beneficiary has not previously signed the Stockholders' Agreement, then if such beneficiary shall fail or be unable to sign this Amendment for a period of 30 calendar days following notification to such beneficiary of the terms of this Amendment and the Stockholders' Agreement by the Depository and following signature of this Amendment by the trustee, the trust shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders' Agreement shall then apply as if the shares of Class B Common Stock held by the trust were then to be converted. The donor of a trust that is revocable by the donor alone, during the lifetime of such donor, shall be considered the only beneficiary thereof so long as such trust is so revocable.

                              (c) In the case of Class B Common Stock held by a
                    custodian under the Uniform Transfers to Minors Act (or the practical equivalent thereof) for the benefit of a minor Family Member, the custodian shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

                              (d) In the case of Class B Common Stock held in
                    the name of a minor Family Member, a parent or legal guardian of such minor shall sign this

                  Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

                           (e) In the case of Class B Common Stock held in the
                  name of an incompetent Family Member, the legal guardian of such incompetent shall sign this Amendment on behalf of such incompetent if such incompetent is to be considered a Participating Stockholder.

                           (f) When a minor described in Section 6(c) or (d)
                  reaches the age of majority, or an incompetent described in
                  Section 6(e) is no longer impaired by such disability and has reached the age of majority, such Family Member shall execute and deliver an Amendment which has been executed and delivered by the Participating Stockholders (or their attorney-in-fact), the Corporation and the Depository. If such Family Member shall fail or be unable to sign such Amendment for a period of 30 calendar days following notification to such Family Member of the terms of the Stockholders' Agreement by the Depository, such Family Member shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders' Agreement shall then apply as if the shares of Class B Common Stock were then to be converted.


                  7. POWER OF ATTORNEY. The undersigned New Participating Stockholder hereby constitutes and appoints Frank E. Taplin, Jr., Thomas E. Taplin, Alfred M. Rankin, Jr., Dennis W. LaBarre, Michael G. Marting, Charles A. Bittenbender, Suzanne Schulze Taylor, and each of them as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any capacities to:

                           (a) execute any and all statements under Section 13
                  or Section 16 of the Securities Exchange Act of 1934, as amended, of beneficial ownership of Shares of Class B Common Stock subject to the Stockholders' Agreement as amended by this Amendment, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(f)(iii) under such Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and

                           (b) execute and deliver any and all Amendments
                  whereby a Family Member or a Charitable Organization or a Participating Stockholder Organization becomes a Participating Stockholder, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 7. The grant of this power of attorney shall not be affected by any disability of the undersigned New Participating Stockholder. If applicable law requires additional or substituted language in order to validate the power of attorney intended to be granted by this Section 7, the New Participating Stockholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

                  8. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

                  IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

                                         ----------------------------------
                                         ----------------------------------
                                         ----------------------------------


Witnes
      ----------------------             ----------------------------------

Witness                                  Date:
      ----------------------                  -----------------------------
                                         Address:

                               Number of Shares of
                              Class B Common Stock
                              --------------------

STATE OF ___________________ )
                             ) SS:
CITY OF ____________________ )


                  Before me, a Notary Public in and for said State and County, personally appeared the above-named
________________________________________________, who acknowledged that he did sign the foregoing instrument as _______ and the same is his free act and deed as _______.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at ________, ________, this ______ day of _____________, 199__.



                                                    -------------------------
[Notarial Seal]                                     Notary Public

                                                              , as Depository
                                                   -----------
                                                   --------------------------
                                                   Cleveland, Ohio
                                                                  -----------

                                       By:
------------------------------            ------------------------------
Witness

-----------------------------
Witness

                                       And:
------------------------------             -----------------------------
Witness

-----------------------------
Witness

STATE OF OHIO          )
                       )        SS:
COUNTY OF CUYAHOGA     )

                  Before me, a Notary Public in and for said State and County, personally appeared ________________________, not individually but as Depository, by _____________________ and _____________________, its
_______________________ and ________________, respectively, who acknowledged that they did sign the foregoing on behalf of said Depository by authority of its board of directors and it is the same as the free act and deed of such depository and their free act and deed as such officers.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio this ____ day of ___________, 199__.



                                           -----------------------------------
[Notarial Seal]                            Notary Public

                             NACCO INDUSTRIES, INC.

                                            By:
--------------------------------               -----------------------------
Witness

--------------------------------
Witness

                                            And:
--------------------------------               -----------------------------
Witness

--------------------------------
Witness

STATE OF OHIO           )
                        )        SS:
COUNTY OF CUYAHOGA      )

                  Before me, a Notary Public in and for said State and County, personally appeared NACCO Industries, Inc., a Delaware corporation, by __________________________ and _______________________ its
______________________________ and __________________________, respectively, who acknowledged that they did sign the foregoing instrument on behalf of said corporation by authority of its board of directors, and that the same is the free act and deed of said corporation and their free act and deed as such officers.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this _____ day of , 199__.


                                         -----------------------------------
[Notarial Seal]                          Notary Public

                                 THE PARTICIPATING STOCKHOLDERS listed
                                 in Exhibit A attached hereto and incorporated herein by this reference

                                 By
-------------------------------    ------------------------------------------
Witness                                   Alfred M. Rankin, Jr.
                                          Attorney-in-Fact

------------------------------
Witness

STATE OF OHIO         )
                      ) SS:
COUNTY OF CUYAHOGA    )

                  Before me, a Notary Public in and for said State and County, personally appeared the Participating Stockholders listed on Exhibit A hereto by their attorney-in-fact Alfred M. Rankin, Jr., who acknowledged that he did sign the foregoing instrument as attorney-in-fact for the Participating Stockholders, and that the same is the free act and deed of the Participating Stockholders and his free act and deed as attorney-in-fact.

                  IN TESTIMONY WHEREOF, I hereunto set my hand and official seal at _____________, Ohio, this ___ day of _________________, 199__.



                                       --------------------------------------
[Notarial Seal]                        Notary Public

                                                                       Exhibit A
                                                                       ---------

                           PARTICIPATING STOCKHOLDERS
                           --------------------------

                                       -1-